UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): February 17, 2004
                          --------------------------



                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

                          --------------------------



England and Wales               33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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Item No. 5     Press release dated 17 February, 2004 - Re Junior Notes

                                                                Press enquiries:
                    Joe Kelly, tel: 0207 306 1771; email: joe.kelly@marconi.com
                   David Beck, tel: 0207 306 1490; email: david.beck@marconi.com

                                                             Investor enquiries:
             Heather Green, tel: 0207 306 1735; email: heather.green@marconi.com


                            MARCONI CORPORATION PLC

                MARCONI ANNOUNCES $36.2 MILLION NOTES REPURCHASE

                  10% GUARANTEED JUNIOR SECURED NOTES DUE 2008
                             CUSIP No. : G58129AD2
                            ISIN No. : XS0166109768

London - 17 February 2004 - Marconi Corporation plc (LSE: MONI; NASDAQ: MRCIY) announced today that it had purchased $36.2 million (approximately GBP19.1 million) principal amount of Marconi 10% guaranteed Junior Secured Notes due 2008 ("Junior Notes") for a total cash outlay, excluding accrued interest and fees, of $39.8 million (approximately GBP21.0 million) in an open market transaction.

The repurchases were undertaken by Marconi Corporation plc. Under the terms of the Group's Junior Notes indenture, the repurchased Notes will be cancelled within 90 days and may not be re-issued or resold to any third party.

Marconi may purchase additional Junior or Senior Notes in the future.

Following the above-mentioned repurchase, as at 17 February 2004, Marconi has, in aggregate, repurchased or redeemed $332.0 million principal amount of Junior Notes, reducing the principal amount outstanding and not owned by Marconi Corporation plc to $154.9 million (approximately GBP81.5 million).

In addition, the previously announced sixth partial redemption scheduled on 24 February 2004 (see press release dated 11 February 2004) is expected to further reduce the principal amount of Junior Notes outstanding and not owned by Marconi Corporation plc to $127.4 million (approximately GBP67.0 million).

(Exchange rate, GBP1 = USD 1.90)

ENDS/...

About Marconi Corporation plc

Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on the Nasdaq under the symbol MRCIY.
Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This Press Release contains certain statements that are not historical facts, including statements about Marconi's expectations and beliefs and statements with respect to its business plan and other objectives. Such statements are forward-looking statements. These statements typically contain words such as "intends", "expects", "anticipates", "estimates" and words of similar import.
 Undue reliance should not be placed on such statements, which are based on Marconi's current plans, estimates, projections and assumptions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances which may occur in the future.
 There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to future revenues being lower than expected; increasing competitive pressures within the industry; general economic conditions or conditions affecting the relevant industries, both domestically and internationally, being less favourable than expected. Marconi has identified certain important factors that may cause actual results to differ materially from those contained in these forward-looking statements as described in Marconi's Form 20-F annual report and Form 6-K reports filed with the US Securities and Exchange Commission. Marconi disclaims any obligation to publicly update or revise these forward-looking statements, whether to reflect new information or future events or circumstances or otherwise




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: February 17 2004